UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: May 26, 2020
(Date of earliest event reported)
DARDEN RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)
(407) 245-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, without par value	DRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2020, the Board of Directors (the Board) of Darden Restaurants, Inc. (the Company) approved new compensation arrangements for Eugene I. Lee, Jr., the Company’s President and Chief Executive Officer, to restore his base salary from the previously disclosed reduced level that has been in effect since March 23, 2020. Mr. Lee’s base salary will be restored to $1,000,000, effective June 1, 2020. All other elements of Mr. Lee’s compensation remain unchanged.

On May 26, 2020, the Compensation Committee of the Board approved new compensation arrangements for each of our other named executive officers (as defined in the Proxy Statement for our 2019 Annual Meeting of Shareholders) to restore their respective base salaries from the previously disclosed reduced levels that have been in effect since April 13, 2020. The other named executive officers’ base salaries will be restored as follows, effective June 1, 2020:

Name	Title	Base Salary
Ricardo Cardenas	Senior Vice President and Chief Financial Officer	$725,000
David C. George	Executive Vice President and Chief Operating Officer	$775,000
Todd A. Burrowes	President, LongHorn Steakhouse	$640,000
Daniel J. Kiernan	President, Olive Garden	$650,000

All other elements of such named executive officers’ compensation remain unchanged.

Item 8.01	Other Events.

On May 26, 2020, the Board approved the restoration of all elements of cash compensation payable to non-employee directors under the Company’s Director Compensation Program to the amounts previously approved by the Board on September 18, 2019, effective June 1, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

By:	/s/ Matthew R. Broad
Matthew R. Broad
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Date: May 28, 2020

3